UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under § 240.14a-12

SOUTHWEST AIRLINES CO.
(Name of Registrant as Specified In Its Charter)

ELLIOTT INVESTMENT MANAGEMENT L.P.

ELLIOTT ASSOCIATES, L.P.

ELLIOTT INTERNATIONAL, L.P.

THE LIVERPOOL LIMITED PARTNERSHIP

ELLIOTT INVESTMENT MANAGEMENT GP LLC

PAUL E. SINGER

MICHAEL CAWLEY

DAVID CUSH

SARAH FEINBERG

JOSHUA GOTBAUM

DAVID GRISSEN

NANCY KILLEFER

ROBERT MILTON

GREGG SARETSKY

EASWARAN SUNDARAM

PATRICIA WATSON

(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Elliott Investment Management L.P., together with the other participants named herein (collectively, “Elliott”), intend to file a proxy statement and accompanying proxy card with the Securities and Exchange Commission to be used to solicit proxies with respect to the election of Elliott’s slate of highly qualified director candidates and other proposals that may come before the next shareholder meeting of Southwest Airlines Co., a Texas corporation (the “Company”), whether an annual or special meeting of shareholders.

Item 1: On September 24, 2024, Elliott issued the following press release and open letter to the Company’s shareholders:

Elliott to Southwest Shareholders: Prepare For Special Meeting by Calling Back Your Shares Today

Elliott Sends Second Open Letter to Its Fellow Shareholders

Declares Intent to Call a Special Meeting in Coming Weeks, Given Urgent Need for Leadership Change

Southwest’s Use of “False Record Dates” Requires Shareholders Take Action Now to Protect Their Investment

WEST PALM BEACH, FLA. (September 24, 2024) – Elliott Investment Management L.P. (“Elliott”), which manages funds that together have an investment representing an approximately 11% economic interest in Southwest Airlines Co. (NYSE: LUV) (the “Company” or “Southwest”), today sent a second open letter to its fellow Southwest shareholders.

In the letter, Elliott Partner John Pike and Portfolio Manager Bobby Xu wrote that although Elliott’s goal has been to collaborate with Southwest to restore accountability and best-in-class financial performance, Southwest has chosen a go-it-alone path, featuring a chaotic series of defensive actions, with the goal of obstructing a leadership change that is urgently needed. The letter made clear that Elliott intends to formally call a special meeting in the coming weeks – possibly as soon as next week.

The letter also alerted shareholders to certain defensive actions that Southwest’s leaders are taking and urged them to take action to ensure they would be able to vote their shares. Southwest has provided several potential record dates (so-called “false record dates”) to banks and brokers in anticipation of Elliott calling a special meeting. The next “false record date” set by Southwest is October 7. Therefore, Elliott strongly urged all Southwest shareholders – especially those who engage in share lending or authorize their brokers to engage in share lending – to work with their banks and brokers as soon as possible to confirm that they are able to vote all their Southwest shares by no later than October 7.

For more information, please visit StrongerSouthwest.com.

The full text of the letter follows:

September 24, 2024

Dear Fellow Southwest Shareholders,

We are writing to you today on behalf of Elliott Investment Management, L.P. (“Elliott”) regarding your investment in Southwest Airlines Co. (“Southwest” or the “Company”).

The purpose of today’s letter is to a) inform you of our intent to formally call a special meeting in the coming weeks and b) make you aware of certain defensive actions that Southwest’s leaders are taking, apparently in an attempt to disenfranchise shareholders and evade accountability for their poor performance. This letter will lay out the steps you need to take prior to a potential record date of October 7 to ensure that you can vote your shares.

We Intend to Call a Special Meeting at Southwest in the Coming Weeks

Since becoming large investors in Southwest, it has been our goal to collaborate with the Company to restore accountability and best-in-class financial performance.

Unfortunately, Southwest’s management and Board have chosen a go-it-alone path with the goal of obstructing a leadership change that is urgently needed. This path has featured a chaotic series of defensive actions, including a “poison pill,” a hastily recruited new director, a half-baked announcement of changes to the Company’s product, and the sudden declaration that nearly half of the Board intends to resign in November. Executive Chairman Gary Kelly has also said that he intends to resign, but not until next May.

Now we are seeing reports that Southwest executives are warning employees of “difficult decisions” ahead that could adversely affect workers, which are supposedly being made in response to demands from Elliott Management.

Let us be clear: Whatever “difficult decisions” management has decided must be made, they are the product of a failed management team that has delivered years of deteriorating performance and is now taking any action – no matter how short-sighted – that they believe will preserve their own jobs. Elliott has had no say in any of these actions. From the very beginning of this campaign, our asks have been simple, clear and consistent:

1)	Enhance the Board of Directors: The Board should be reconstituted with new, truly independent directors from outside of Southwest who have best-in-class expertise in airlines, customer experience and technology.

2)	Upgrade Leadership: Southwest must bring in new leadership from outside of the Company to improve operational execution and lead the evolution of Southwest’s strategy.

3)	Undertake a Comprehensive Business Review: Southwest should form a new management and Board-level committee to evaluate all available opportunities to rapidly restore the Company’s performance to best-in-class standards.

In other words, we believe that competent new leaders, working through a deliberate and thoughtful process, should chart the course forward for Southwest. We do not support the Company’s current course, which is being charted in a haphazard manner by a group of executives in full self-preservation mode. Trusting these executives to implement “transformative” strategic changes and make “difficult decisions,” when they have proven incapable of competently running the airline, represents a long-term risk to the business and its culture. We have seen time and again that when underperforming management teams try to implement measures without proper governance or the right expertise, companies fail to address their strategic challenges and often make matters worse.

The urgency of management and Board change at Southwest could not be clearer. In the coming weeks, we will be formally requesting a special meeting to provide you with a choice between the new directors that we have put forward – who we believe possess the qualifications and skills to guide Southwest to a brighter future – or a Board that lacks relevant expertise and has pre-committed itself to supporting failed CEO Bob Jordan.

Southwest Shareholders Need to Call Back All Their Shares Prior to October 7

In the event of a special meeting, it is very important that you, as a fellow Southwest shareholder, have the opportunity to vote all of your shares.

To be entitled to vote at the special meeting, shareholders must have the right to vote their shares as of the record date for the meeting, which will be set by Southwest’s Board.

Southwest has provided several potential record dates to banks and brokers in anticipation of Elliott calling a special meeting. The use of these so-called “false record dates” can be a defensive strategy used to disenfranchise shareholders by not allowing investors the opportunity to get their shares into a voteable position prior to the record date.

These “false record dates” will enable Southwest to set its actual record date for a very short time after the special meeting is called – possibly the very same day. This maneuver would leave some Southwest shareholders unable to vote their full share position at the special meeting.

Because we intend to request that Southwest call a special meeting in the coming weeks, we strongly urge all Southwest shareholders – especially shareholders who engage in share lending or authorize their brokers to engage in share lending – to work with their banks and brokers as soon as possible to confirm that they are able to vote all their Southwest shares by no later than October 7 (the next “false record date” set by Southwest). If any of your shares are currently on loan, you can instruct your broker to recall any loaned shares to ensure you are “long” for your entire eligible position. Shareholders should be ready for whatever record date is set by the Southwest Board.

An Urgent Case for Change

Given the reckless and chaotic actions that Southwest’s leaders keep taking in an attempt to preserve their jobs – and the resulting risk to the Company and its constituents – the need for change is urgent, and our request for a special meeting may come as soon as next week.

Any shareholders who have questions about what they need to do should contact our proxy solicitor, Okapi Partners, by calling toll-free (877) 629-6357 or by emailing info@okapipartners.com.

Sincerely,

John Pike	Bobby Xu
Partner	Portfolio Manager

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Elliott Investment Management L.P., together with the other participants named herein (collectively, “Elliott”), intend to file a proxy statement and accompanying proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit proxies with respect to the election of Elliott’s slate of highly qualified director candidates and other proposals that may come before the next shareholder meeting of Southwest Airlines Co., a Texas corporation (the “Company”), whether an annual or special meeting of shareholders.

THE PARTICIPANTS STRONGLY ADVISE ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS, INCLUDING A PROXY CARD, AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

The participants in the solicitation are anticipated to be Elliott Investment Management L.P. (“EIM”), Elliott Associates, L.P. (“Elliott Associates”), Elliott International, L.P. (“Elliott International”), The Liverpool Limited Partnership (“Liverpool”), Elliott Investment Management GP LLC (“EIM GP”), Paul E. Singer (“Singer”), Michael Cawley, David Cush, Sarah Feinberg, Joshua Gotbaum, David Grissen, Nancy Killefer, Robert Milton, Gregg Saretsky, Easwaran Sundaram and Patricia Watson.

As of the date hereof, Elliott has combined economic exposure in the Company of approximately 11.0% of the shares of its Common Stock, $1.00 par value per share (the “Common Stock”), outstanding. As of the date hereof, EIM, the investment manager of Elliott Associates and Elliott International (together, the “Elliott Funds”) with respect to the shares of Common Stock held by the Elliott Funds and/or their respective subsidiaries, beneficially owns 61,116,500 shares of Common Stock. Additionally, as of the date hereof, the Elliott Funds are party to notional principal amount derivative agreements in the form of cash settled swaps with respect to an aggregate of 4,808,000 shares of Common Stock (the “Derivative Agreements”). Elliott Associates, Elliott International and Liverpool are the direct holders of the shares of Common Stock beneficially owned by EIM, and are party to the Derivative Agreements. Liverpool is a wholly-owned subsidiary of Elliott Associates. EIM GP is the sole general partner of EIM. Singer is the sole managing member of EIM GP. As of the date hereof, Mr. Cawley holds 19,765 shares of Common Stock, Mr. Cush holds 10,000 shares of Common Stock, Ms. Feinberg beneficially owns 3,068 shares of Common Stock, including 2,800 shares of Common Stock held directly and 268 shares of Common Stock held by her domestic partner, Mr. Gotbaum holds 19,162 shares of Common Stock, Mr. Milton holds 1,953 shares of Common Stock, Mr. Saretsky holds 4,000 shares of Common Stock, Mr. Sundaram holds 2,073 shares of Common Stock, and Ms. Watson beneficially owns 5,243 shares of Common Stock, including 3,964 shares of Common Stock held directly and 1,279 shares of Common Stock held by her spouse.

About Elliott

Elliott Investment Management L.P. (together with its affiliates, “Elliott”) manages approximately $69.7 billion of assets as of June 30, 2024. Founded in 1977, it is one of the oldest funds under continuous management. The Elliott funds’ investors include pension plans, sovereign wealth funds, endowments, foundations, funds-of-funds, high net worth individuals and families, and employees of the firm.

Media Contact:

Stephen Spruiell

Elliott Investment Management L.P.
(212) 478-2017
sspruiell@elliottmgmt.com

Item 2: Also on September 24, 2024, Elliott posted updated materials to www.strongersouthwest.com, copies of which are attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 3: Also on September 24, 2024, Elliott updated www.strongersouthwest.com to contain the following updated disclosure legend in the footer of each page:

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Elliott Investment Management L.P., together with the other participants named herein (collectively, “Elliott”), intend to file a proxy statement and accompanying proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit proxies with respect to the election of Elliott’s slate of highly qualified director candidates and other proposals that may come before the next shareholder meeting of Southwest Airlines Co., a Texas corporation (the “Company”), whether an annual or special meeting of shareholders.

THE PARTICIPANTS STRONGLY ADVISE ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS, INCLUDING A PROXY CARD, AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

The participants in the solicitation are anticipated to be Elliott Investment Management L.P. (“EIM”), Elliott Associates, L.P. (“Elliott Associates”), Elliott International, L.P. (“Elliott International”), The Liverpool Limited Partnership (“Liverpool”), Elliott Investment Management GP LLC (“EIM GP”), Paul E. Singer (“Singer”), Michael Cawley, David Cush, Sarah Feinberg, Joshua Gotbaum, David Grissen, Nancy Killefer, Robert Milton, Gregg Saretsky, Easwaran Sundaram and Patricia Watson.

As of September 24, 2024, Elliott has combined economic exposure in the Company of approximately 11.0% of the shares of its Common Stock, $1.00 par value per share (the “Common Stock”), outstanding. As of September 24, 2024, EIM, the investment manager of Elliott Associates and Elliott International (together, the “Elliott Funds”) with respect to the shares of Common Stock held by the Elliott Funds and/or their respective subsidiaries, beneficially owns 61,116,500 shares of Common Stock. Additionally, as of September 24, 2024, the Elliott Funds are party to notional principal amount derivative agreements in the form of cash settled swaps with respect to an aggregate of 4,808,000 shares of Common Stock (the “Derivative Agreements”). Elliott Associates, Elliott International and Liverpool are the direct holders of the shares of Common Stock beneficially owned by EIM, and are party to the Derivative Agreements. Liverpool is a wholly-owned subsidiary of Elliott Associates. EIM GP is the sole general partner of EIM. Singer is the sole managing member of EIM GP. As of September 24, 2024, Mr. Cawley holds 19,765 shares of Common Stock, Mr. Cush holds 10,000 shares of Common Stock, Ms. Feinberg beneficially owns 3,068 shares of Common Stock, including 2,800 shares of Common Stock held directly and 268 shares of Common Stock held by her domestic partner, Mr. Gotbaum holds 19,162 shares of Common Stock, Mr. Milton holds 1,953 shares of Common Stock, Mr. Saretsky holds 4,000 shares of Common Stock, Mr. Sundaram holds 2,073 shares of Common Stock, and Ms. Watson beneficially owns 5,243 shares of Common Stock, including 3,964 shares of Common Stock held directly and 1,279 shares of Common Stock held by her spouse.